Exhibit 99.1

NEWS RELEASE January 30, 2019

Tetra Tech Reports Record First Quarter 2019 Results

• Record operating income of $56 million, up 15% Y/Y • Record backlog of $2.79 billion, up 15% Y/Y • EPS $0.75; adjusted EPS $0.70, up 8% Y/Y

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the first quarter ended December 30, 2018.

First Quarter Results

Tetra Tech achieved its best first quarter in the Company’s history with record net revenue, operating income, adjusted EPS(1) and backlog.  Revenue and revenue, net of subcontractor costs(1) (net revenue), in the first quarter totaled $717 million and $553 million, respectively.  Operating income for the first quarter was $56 million, up 15% year-over-year.  EPS was $0.75 on a GAAP basis, however, excluding a non-recurring tax benefit, adjusted EPS was $0.70, up 8% year-over-year.  Backlog at the end of the quarter was a record $2.79 billion, up 15% year-over-year.

Quarterly Dividend and Share Repurchase Program

On January 28, 2019, Tetra Tech’s Board of Directors declared a quarterly dividend of $0.12 per share payable on February 28, 2019 to stockholders of record as of February 13, 2019.  In the first quarter, Tetra Tech repurchased $25 million of common stock. Additionally, as of December 30, 2018, the Company had $200 million remaining under the approved share repurchase program.

Comments on Results

Tetra Tech’s Chairman and CEO, Dan Batrack, commented, “We had a strong start to fiscal year 2019 with record first quarter performance which exceeded our earnings guidance.  We continue to see increasing demand across our end markets for our high-end consulting and engineering services focused on water, renewable energy, and sustainable infrastructure.  New project wins in the quarter drove our backlog to an all-time record of $2.79 billion and provides great visibility for the remainder of the fiscal year.”

(1)              Net revenue and adjusted EPS are non-GAAP financial measures which the Company believes provide valuable perspectives on its business results. Refer to Operating Results and Reconciliation to Adjusted EPS tables.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects EPS for the second quarter of fiscal 2019 to range from $0.61 to $0.66.  Net revenue for the second quarter is expected to range from $520 million to $570 million.  For fiscal 2019, Tetra Tech is increasing its EPS guidance and now expects EPS, excluding the non-recurring tax benefit in the first quarter, to be in the range of $2.80 to $2.95. For fiscal 2019, Tetra Tech expects net revenue to range from $2.2 billion to $2.4 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the first quarter 2019 results through a link posted on the Company’s website at tetratech.com on January 31, 2019 at 8:00 a.m. (PT).

Operating Results

	Three Months Ended
In thousands (except EPS data)	December 30, 2018	December 31, 2017
Revenue	$717,431	$759,749
Subcontractor costs	(164,067)	(214,902)
Revenue, net of subcontractor costs	553,364	544,847
Operating income	55,711	48,589
Interest expense, net	(2,897)	(3,160)
Income tax (expense) benefit	(10,782)	623
Net income including noncontrolling interests	42,032	46,052
Net income attributable to noncontrolling interests	(35)	(18)
Net income attributable to Tetra Tech	$41,997	$46,034

Earnings per share attributable to Tetra Tech:
Basic	$0.76	$0.82
Diluted	$0.75	$0.81

Reconciliation to Adjusted EPS

EPS	$0.75	$0.81
RCM	—	0.01
Revaluation of deferred tax liabilities	(0.05)	(0.17)
Adjusted EPS	$0.70	$0.65

About Tetra Tech

Tetra Tech is a leading, global provider of consulting and engineering services.  We are differentiated by Leading with Science® to provide innovative technical solutions to our clients.  We support global commercial and government clients focused on water, environment, infrastructure, resource management, energy, and international development.  With more than 17,000 associates worldwide, Tetra Tech provides clear solutions to complex problems.  For more information about Tetra Tech, please visit tetratech.com, follow us on Twitter (@TetraTech), or like us on Facebook.

CONTACTS:

Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release, including but not limited to: continuing worldwide political and economic uncertainties; the U.S. Administration’s potential changes to fiscal policies; the cyclicality in demand for our overall services; the fluctuation in demand for oil and gas, and mining services; risks related to international operations; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; compliance with government procurement laws and regulations; credit risks associated with certain clients in certain geographic areas or industries; acquisition strategy and integration risks; goodwill or other intangible asset impairment; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the ability of our employees to obtain government granted eligibility; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; growth strategy management; backlog cancellation and adjustments; risks relating to cyber security breaches; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; the adoption of new legal requirements; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; stock price volatility; the ability to impede a business combination based on Delaware law and charter documents; and other risks and uncertainties as may be described in Tetra Tech’s periodic filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of Tetra Tech’s Annual Report on Form 10-K for the year ended September 30, 2018, and Tetra Tech’s Quarterly Reports on Form 10-Q for fiscal year 2019, as well as in Tetra Tech’s other filings with the SEC.  Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release. Tetra Tech does not intend to update forward-looking statements and expressly disclaims any obligation to do so.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures within the meaning of Regulation G under the Securities Exchange Act of 1934, as amended. We provide these non-GAAP financial measures because we believe they provide a valuable perspective on our financial results.  However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, GAAP measures.  In addition, other companies may define non-GAAP measures differently which limits the ability of investors to compare non-GAAP measures of Tetra Tech to those used by our peer companies. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release.

Tetra Tech, Inc.

Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	December 30, 2018	September 30, 2018
Assets
Current assets:
Cash and cash equivalents	$66,502	$146,185
Accounts receivable - net	685,669	694,221
Contract assets	126,545	142,882
Prepaid expenses and other current assets	62,641	56,003
Income taxes receivable	10,185	11,089
Total current assets	951,542	1,050,380

Property and equipment - net	41,795	43,278
Investments in unconsolidated joint ventures	2,904	3,370
Goodwill	782,564	798,820
Intangible assets - net	11,984	16,123
Deferred tax assets	8,448	8,607
Other long-term assets	35,652	38,843
Total assets	$1,834,889	$1,959,421

Liabilities and Equity
Current liabilities:
Accounts payable	$119,363	$160,222
Accrued compensation	111,196	180,153
Contract liabilities	155,585	143,270
Income taxes payable	17,349	8,272
Current portion of long-term debt	12,573	12,599
Current contingent earn-out liabilities	14,227	13,633
Other current liabilities	101,673	99,944
Total current liabilities	531,966	618,093

Deferred tax liabilities	27,331	30,166
Long-term debt	247,581	264,712
Long-term contingent earn-out liabilities	14,804	21,657
Other long-term liabilities	58,904	57,693

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at December 30, 2018 and September 30, 2018	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 55,326 and 55,349 shares at December 30, 2018 and September 30, 2018, respectively	553	553
Additional paid-in capital	130,753	148,803
Accumulated other comprehensive loss	(154,693)	(127,350)
Retained earnings	977,543	944,965
Tetra Tech stockholders’ equity	954,156	966,971
Noncontrolling interests	147	129
Total stockholders’ equity	954,303	967,100
Total liabilities and stockholders’ equity	$1,834,889	$1,959,421

 Tetra Tech, Inc.

 Consolidated Statements of Income

 (unaudited - in thousands, except per share data)

	Three Months Ended
	December 30,	December 31,
	2018	2017

Revenue	$717,431	$759,749
Subcontractor costs	(164,067)	(214,902)
Other costs of revenue	(454,680)	(450,702)
Gross profit	98,684	94,145
Selling, general and administrative expenses	(42,973)	(45,556)
Income from operations	55,711	48,589
Interest expense	(2,897)	(3,160)
Income before income tax (expense) benefit	52,814	45,429
Income tax (expense) benefit	(10,782)	623
Net income	42,032	46,052
Net income attributable to noncontrolling interests	(35)	(18)
Net income attributable to Tetra Tech	$41,997	$46,034

Earnings per share attributable to Tetra Tech:
Basic	$0.76	$0.82
Diluted	$0.75	$0.81

Weighted-average common shares outstanding:
Basic	55,390	55,855
Diluted	56,366	56,875

Cash dividends paid per share	$0.12	$0.10

Tetra Tech, Inc.

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Three Months Ended
	December 30,	December 31,
	2018	2017

Cash flows from operating activities:
Net Income	$42,032	$46,052

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	8,274	9,983
Equity in income of unconsolidated joint ventures, net of distributions	421	282
Amortization of stock-based awards	4,530	3,970
Deferred income taxes	(1,424)	(10,100)
Provision for doubtful accounts	3,073	2,524
Gain on sale of property and equipment	(104)	(411)

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable and contract assets	14,528	(36,011)
Prepaid expenses and other assets	(3,936)	(16,321)
Accounts payable	(40,859)	(35,169)
Accrued compensation	(68,957)	(42,575)
Contract liabilities	6,090	12,330
Other liabilities	9,015	(162)
Income taxes receivable/payable	12,015	7,926
Net cash used in operating activities	(15,302)	(57,682)

Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	—	(18,294)
Capital expenditures	(3,853)	(2,143)
Proceeds from sale of property and equipment	115	710
Net cash used in investing activities	(3,738)	(19,727)

Cash flows from financing activities:
Proceeds from borrowings	45,727	120,026
Repayments on long-term debt	(62,668)	(25,026)
Repurchases of common stock	(25,000)	(25,000)
Taxes paid on vested restricted stock	(6,740)	(8,812)
Stock options exercised	2,314	5,584
Dividends paid	(6,654)	(5,589)
Payment of contingent earn-out liabilities	(6,000)	—
Net cash (used in) provided by financing activities	(59,021)	61,183

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,626)	(725)

Net decrease in cash, cash equivalents and restricted cash	(79,687)	(16,951)
Cash, cash equivalents and restricted cash at beginning of period	148,884	192,690
Cash, cash equivalents and restricted cash at end of period	$69,197	$175,739

Supplemental information:
Cash paid during the period for:
Interest	$2,229	$2,913
Income taxes, net of refunds received of $0.6 million and $0.1 million	$2,231	$1,794

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$66,502	$173,025
Restricted cash	2,695	2,714
Total cash, cash equivalents and restricted cash	$69,197	$175,739